Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 58 to the Registration Statement on Form N-1A of Variable Insurance Products Fund V: VIP Government Money Market Portfolio of our report dated February 14, 2017; VIP Investor Freedom 2005 Portfolio and VIP Investor Freedom 2010 Portfolio and VIP Investor Freedom 2015 Portfolio and VIP Investor Freedom 2020 Portfolio and VIP Investor Freedom 2025 Portfolio and VIP Investor Freedom 2030 Portfolio and VIP Investor Freedom Income Portfolio and VIP Target Volatility Portfolio of our reports dated February 17, 2017; and VIP Strategic Income Portfolio and VIP FundsManager 20% Portfolio and VIP FundsManager 50% Portfolio and VIP FundsManager 70% Portfolio and VIP FundsManager 85% Portfolio and VIP FundsManager 60% Portfoilio of our reports dated February 21, 2017, relating to the financial statements and financial highlights included in the December 31, 2016 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts April 11, 2017